WSFS FINANCIAL CORPORATION
                                838 Market Street
                           Wilmington, Delaware 19801
                                 (302) 792-6000


                                                                  March 12, 2004



Dear Stockholder:

         I am pleased to invite you to attend the Annual Meeting of Stockholders of WSFS Financial Corporation (the "Company"), to be held at the Hotel du Pont, Eleventh and Market Streets, Wilmington, Delaware 19801 on Thursday, April 22, 2004 at 4:00 p.m. At this meeting, stockholders will be asked to consider a proposal to re-elect four directors whose terms are expiring and to ratify the appointment of independent auditors.

         Your vote is important regardless of how many shares of Company stock you own. If you hold stock in more than one account or name, you will receive a proxy card for each account. Please sign and return each card since each represents a separate number of shares. Postage-paid envelopes are provided for your convenience.

         You are cordially invited to attend the Annual Meeting. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                                 Sincerely,



                                 /s/Marvin N. Schoenhals
                                 -----------------------------------------------
                                 Marvin N. Schoenhals
                                 Chairman, President and Chief Executive Officer

                           WSFS FINANCIAL CORPORATION
                                838 Market Street
                           Wilmington, Delaware 19801

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be held on April 22, 2004


To the Stockholders:

         Notice is hereby given that the Annual Meeting of Stockholders of WSFS Financial Corporation (the "Company") will be held at the Hotel du Pont, Eleventh and Market Streets, Wilmington, Delaware 19801 on Thursday, April 22, 2004, at 4:00 p.m., for the purpose of considering and acting upon the following:

1.   Election of four directors for terms of three years each;

2. Ratification of the appointment of independent auditors for the fiscal year ending December 31, 2004;

3. Such other matters as may properly come before the meeting or any adjournment thereof.

         Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. The Board of Directors has fixed the close of business on March 1, 2004, as the record date for the determination of stockholders entitled to notice of, and to vote, at the Annual Meeting and any adjournment thereof.

You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote in person at the Annual Meeting.

                                           BY ORDER OF THE BOARD OF DIRECTORS,


                                           /s/Mark A. Turner
                                           -------------------------------------
                                           Mark A. Turner
                                           Chief Operating Officer,
                                           Chief Financial Officer and Secretary

March 12, 2004

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                           WSFS FINANCIAL CORPORATION
                                838 Market Street
                           Wilmington, Delaware 19801
                                 (302) 792-6000

                                 PROXY STATEMENT

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2004

         This Proxy Statement and the accompanying proxy card are being furnished to stockholders of WSFS Financial Corporation (the "Company") by the Board of Directors in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held on April 22, 2004, and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about March 12, 2004.

                       VOTING AND REVOCABILITY OF PROXIES

         Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the nominees for directors and for the other proposals as set forth herein. By signing, dating and returning the enclosed proxy, you will give us the discretionary authority to vote your shares for the election of any person we choose as a director in the event that any nominee is unable or refuses to serve as a director. You will also give us the discretionary authority to vote on any matters relating to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named herein in accordance with the determination of a majority of the Board of Directors.

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and any adjournments or postponements thereof. Proxies may be revoked by written notice to the Secretary of the Company sent to the address above or by the filing of a later dated proxy prior to a vote being taken on the proposal at the Annual Meeting. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting alone will not revoke such stockholder's proxy.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The securities entitled to vote at the Annual Meeting consist of the Company's common stock, $.01 par value per share (the "Common Stock"), the holders of which are entitled to one vote for each share of Common Stock held, except in elections of directors, in which holders have cumulative voting rights. The close of business on March 1, 2004 has been fixed as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). As of the Record Date, the Company had 7,376,144 shares of Common Stock outstanding. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for a quorum.

As to the election of directors, as set forth in Proposal 1, the proxy being provided by the Board enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for the nominees being proposed. Directors are elected by a plurality of votes of the shares present, in person or represented by proxy, at a meeting and entitled to vote in the election of directors, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for the nominee being proposed is withheld. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director should the nominee be unable to serve, or for good cause, will not serve.

As to the ratification of independent auditors as set forth in Proposal 2, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) vote to "ABSTAIN" on such item. Unless otherwise required by law, Proposal 2 and any other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) Broker Non-Votes or (b) proxies marked "ABSTAIN" as to that matter.

Brokers who do not receive instructions are entitled to vote on the election of directors and the ratification of the appointment of independent auditors pursuant to discretionary voting authority.

Stock Ownership of Certain Beneficial Owners

         Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth, as of the Record Date, certain information as to those persons who have filed the reports required of persons beneficially owning more than 5% of the Common Stock or who were known to the Company to beneficially own more than 5% of the Company's Common Stock outstanding at the Record Date.

                                            Amount and Nature
                                              Of Beneficial          Percent
Name                                          Ownership (1)          of Class
----                                          -------------          --------

R. Ted Weschler (2)                           740,700 shares         10.04 %
Peninsula Capital Advisors, LLC
Peninsula Partners, L.P.
4048 East Main Street
Charlottesville, VA 22902

Private Capital Management (3)                714,170 shares          9.68 %
8889 Pelican Bay Boulevard
Naples, FL 34108

Barclays Global Investors, NA (4)             568,567 shares          7.71 %
45 Freemont Street
San Francisco, CA 94105

Wellington Management Company, LLP (5)        554,500 shares          7.52 %
75 State Street
Boston, MA 02109


(1) In accordance with Rule 13d-3 under the Exchange Act, for the purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting power over the shares of the Common Stock.

(2) Includes 734,100 shares owned by Peninsula Partners, L.P., an investment partnership and Peninsula Capital Advisors, LLC, an investment advisory firm, both of which are controlled by R. Ted Weschler, a director of the Company. Mr. Weschler disclaims beneficial ownership of these shares. Shares also include 3,500 shares held directly by Mr. Weschler and 3,100 shares of Common Stock that may be acquired through the exercise of options within 60 days of the Record Date.

(3) According to the Statement on Schedule 13G of Private Capital Management filed on February 13, 2004, shares are held by its investment advisory clients as to which it shares voting or investment power.

(4) According to the Statement on Schedule 13G of Barclays Global Investors, NA filed on February 17, 2004, the shares reported are held by Barclays Global Investors, NA and its affiliates.

(5) According to the Statement on Schedule 13G/A of Wellington Management Company, LLP filed on February 13, 2004, shares are held by its investment advisory clients as to which it shares voting or investment power.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The number of directors is currently fixed at eleven members. The Board of Directors is divided into three classes. The members of each class are elected for a term of three years and until their successors are elected and qualified; provided that in the event the number of directors has been increased during the preceding year and such new directorships have been filled by action of the Board of Directors, the terms of those newly appointed directors expire at the annual meeting when the class to which they have been elected expires. Other than Mr. Dale E. Wolf, a director emeritus of the Bank, each of the current members of the Board of Directors of the Company also serves on the Board of Directors of the Company's principal subsidiary, Wilmington Savings Fund Society, Federal Savings Bank ("WSFS" or the "Bank"). Directors of the Company are elected by a plurality vote of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting.

         Pursuant to the Company's Certificate of Incorporation, every stockholder voting for the election of directors is entitled to cumulate his or her votes by multiplying his or her shares times the number of directors to be elected. Each stockholder will be entitled to cast his or her votes for one director or distribute his or her votes among any number of the nominees being voted on at the Annual Meeting. The Board of Directors intends to vote the proxies solicited by it equally among the four nominees of the Board of Directors. Stockholders may not cumulate their votes on the form of proxy solicited by the Board of Directors. In order to cumulate votes, stockholders must attend the meeting and vote in person or make arrangements with their own proxies. Unless otherwise specified in the proxy, however, the right is reserved, in the sole discretion of the Board of Directors, to distribute votes among some or all of the nominees of the Board of Directors in a manner other than equally so as to elect as directors the maximum possible number of such nominees.

         At the Annual Meeting, it is expected that four directors will be elected for terms of three years each and until their successors have been elected and qualified. The Board of Directors has nominated John F. Downey, Thomas P. Preston, Marvin N. Schoenhals and R. Ted Weschler, all of whom are currently directors, for election as directors at the Annual Meeting. If any nominee is unable to serve, the shares represented by all properly executed proxies will be voted for the election of such substitute as the Board of Directors may recommend. Alternatively, the Board of Directors may elect to reduce the number of authorized directors to eliminate the vacancy.

The Board of Directors Recommends Voting "FOR" the Directors Nominated in Proposal One.

Directors and Nominees

         The following table sets forth information for each nominee and each director continuing in office. It includes their name, age (as of December 31, 2003), year first elected or appointed as a director of the Company, year of expiration of current term as a director of the Company, principal occupation for at least the last five years and directorships in subsidiaries of the Company and in other companies:

                               Year First         Current
                               Elected or          Term
                                Appointed           to
Name                     Age    Director          Expire         Principal Occupation            Directorship(s) (1)
----                     ---    --------          ------         --------------------            -------------------

                      NOMINEES FOR A TERM TO EXPIRE IN 2007


John F. Downey          66        1998             2004      Executive Director of the           WSFS
                                                             Office of Thrift Supervision (OTS),
                                                             1989-1998 (retired)

Thomas P. Preston       57        1990             2004      Partner, Blank Rome, LLP;           WSFS
                                                             previously Partner,
                                                             Reed Smith, LLP and
                                                             Duane, Morris & Heckscher LLP
                                                             (Law firms)

Marvin N. Schoenhals    56        1990             2004      Chairman of WSFS Financial          WSFS;
                                                             Corporation since 1992; President   WSFS Credit Corporation;
                                                             and Chief Executive Officer of      WSFS Investment Group, Inc.;
                                                             WSFS Financial Corporation          WSFS Reit Inc;
                                                             since November 1990                 WSFS Foundation, Inc. (2);
                                                                                                 Montchanin Capital Mgmt., Inc.;
                                                                                                 Federal Home Loan Bank of
                                                                                                 Pittsburgh (Chairman);
                                                                                                 Brandywine Fund, Inc.;
                                                                                                 Brandywine Blue Fund, Inc.;
                                                                                                 Brandywine Advisors Fund, Inc.;
                                                                                                 Delaware State Chamber of
                                                                                                 Commerce (Chairman)

R. Ted Weschler         42        1992             2004      Managing Member,                    WSFS;
                                                             Peninsula Capital Advisors, LLC,    Virginia National Bank;
                                                             an investment advisory firm;        First Avenue Networks, Inc.
                                                             October 1989 to December 1999,
                                                             Partner and Officer of Quad-C,
                                                             Inc., a Delaware corporation which
                                                             acts as the general partner for
                                                             several investment partnerships

                         DIRECTORS CONTINUING IN OFFICE

                               Year First         Current
                               Elected or          Term
                                Appointed           to
Name                     Age    Director          Expire         Principal Occupation            Directorship(s) (1)
----                     ---    --------          ------         --------------------            -------------------


Charles G. Cheleden     60        1990             2005      October 1992 to present: Vice       WSFS
                                                             Chairman of WSFS Financial
                                                             Corporation; Lead Director;
                                                             August 1990 to October 1992:
                                                             Chairman, WSFS
                                                             Financial Corporation;
                                                             January 1990 to present:
                                                             self-employed attorney

Joseph R. Julian        66        1988             2005      President, JJID, Inc.               WSFS;
                                                             (highway construction company)      JJID, Inc.

Dale E. Wolf            79        1993             2005      March 1998 to present:              WSFS (emeritus);
                                                             Vice Chairman of WSFS               WSFS Credit Corporation;
                                                             Financial Corporation;              Emerald BioAgriculture
                                                             1989-1993, Lieutenant               Corporation;
                                                             Governor/Governor of the
                                                             State of Delaware

Linda C. Drake          55         1999            2006      Founder and Chair                   WSFS;
                                                             TCIM Services, Inc.                 TCIM Services, Inc.;
                                                             (a direct marketing and             LTD Direct
                                                             business services company)

David E. Hollowell      56         1996            2006      Executive Vice President and        WSFS
                                                             University Treasurer
                                                             University of Delaware

Claibourne D. Smith     65         1994            2006      Vice President - Technology and     WSFS
                                                             Professional Development, E.I.
                                                             duPont de Nemours & Company,
                                                             Incorporated, (multinational
                                                             chemical and energy company)
                                                             (1964-1998) (retired)

Eugene W. Weaver        71         1998            2006      Vice President of Finance of        WSFS;
                                                             John W. Rollins & Associates        Dover Motorsports, Inc.
                                                             (Investment Management
                                                             Company), Chief Financial
                                                             Officer/Senior Vice President
                                                             of Dover Downs Entertainment,
                                                             Inc. (1970-1999) (retired)

(1) WSFS Credit Corporation, WSFS Investment Group, Inc., WSFS Reit, Inc. and Montchanin Capital Management, Inc. are subsidiaries of the Company.

(2) WSFS Foundation, Inc., a charitable foundation, is associated with the Company.

Stock Ownership of Management

The following table sets forth, as of the Record Date, the amount of Common Stock beneficially owned by the Company's directors, by each of the named executive officers in the Summary Compensation Table, and by all directors and executive officers as a group:

                                             Amount and Nature
                                               of Beneficial       Percent
Name                                           Ownership (1)       of Class (2)
----                                           -------------       ------------
Charles G. Cheleden (3)(4)                     13,200 shares           *
John F. Downey (4)(5)                           6,500 shares           *
Linda C. Drake (6)                              5,900 shares           *
David E. Hollowell (4)                         13,600 shares           *
Joseph R. Julian (4)                           65,776 shares           *
Thomas P. Preston (7)                           8,385 shares           *
Marvin N. Schoenhals (8)                      234,464 shares         3.10%
Claibourne D. Smith (4)                         7,830 shares           *
Eugene W. Weaver (4)(9)                        11,400 shares           *
R. Ted Weschler (4)(10)                       740,700 shares        10.04%
Dale E. Wolf (4)                               28,240 shares           *
Karl L. Johnston (11)                          45,833 shares           *
Mark A. Turner (12)                           110,290 shares         1.48%
Deborah A. Powell (13)                         19,681 shares           *
Directors and executive officers
  as a group (14 persons)                   1,311,799 shares        16.94%

---------------
*    Less than 1.0%.
(1) For purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock over which he or she has or shares voting or investment power or of which he or she has the right to acquire beneficial ownership within 60 days of the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Other than as noted below, all persons shown in the table above have sole voting and investment power, except that the following directors and executive officers held the following numbers of shares jointly with their respective spouses: Mr. Cheleden, 3,500 shares; Ms Drake, 3,800 shares; Mr. Hollowell, 7,000 shares; Mr. Julian, 59,676 shares; Mr. Johnston, 1,500 shares; and Mr. Turner, 7,780 shares.
(2) In calculating the percentage ownership of each named individual and the group, the number of shares outstanding is deemed to include any shares of the Common Stock which the individual or the group has the right to acquire within 60 days of the Record Date.
(3) Includes 6,600 shares of Common Stock held in an Individual Retirement Account ("IRA").
(4) Includes 3,100 shares of Common Stock that may be acquired through the exercise of options within 60 days of the Record Date.
(5)  Includes 600 shares of Common Stock held in an IRA.
(6) Includes 2,100 shares of Common Stock that may be acquired through the exercise of options within 60 days of the Record Date.
(7) Includes 2,300 shares of Common Stock that may be acquired through the exercise of options within 60 days of the Record Date and 1,275 shares of Common Stock held in an IRA.
(8) Includes 20,344 shares of Common Stock held in Mr. Schoenhals' account in the Company's 401(k) Plan and 189,254 shares of Common Stock that may be acquired through the exercise of options within 60 days of the Record Date.
(9) Includes 1,000 shares of Common Stock held in an IRA and 800 shares of Common Stock held by Mr. Weaver's wife. Mr. Weaver disclaims beneficial ownership of his wife's shares.

                       (Footnotes continued on next page)

(10) Includes 734,100 shares held by Peninsula Partners, L.P., an investment firm managed by Peninsula Capital Advisors, LLC of which Mr. Weschler is the Managing Member. Mr. Weschler disclaims beneficial ownership of the shares held by Peninsula Partners, L.P.
(11) Includes 34 shares of Common Stock held in Mr. Johnston's account in the Company's 401(k) Plan and 44,299 shares of Common Stock that may be acquired through the exercise of options within 60 days of the Record Date.
(12) Includes 8,786 shares of Common Stock held in Mr. Turner's account in the Company's 401(k) Plan and 91,224 shares of Common Stock that may be acquired through the exercise of options within 60 days of the Record Date.
(13) Includes 1,281 shares of Common Stock held in Ms Powell's account in the Company's 401(k) Plan and 12,580 shares of Common Stock that may be acquired through the exercise of options within 60 days of the Record Date.

Responsibilities of Lead Director

The Board of Directors has designated Charles G. Cheleden, Vice Chairman, as Lead Director. The Lead Director is an outside and independent director designated by the Board of Directors of the Company to lead the Board to fulfill its duties effectively, efficiently and independent of management.

The   responsibilities  of  the  Lead  Director  include:  (1)  Enhancing  Board effectiveness, (2) Managing the Board and (3) Acting as a liaison between the Board, management and major shareholders.

     o Responsibilities for enhancing Board effectiveness include ensuring the Board has adequate training and resources to carry out its duties.

     o Responsibilities for managing the Board include: providing input on Board and Committee meeting agendas; consulting with Chairman on effectiveness of Board Committees; ensuring that Directors have adequate opportunities to meet to discuss issues without management's presence; chairing Board meetings in the absence of the Chairman; and ensuring that Committee functions are carried out and reported to the Board. In addition, the lead director has the authority to call meetings of the independent directors.

     o Responsibilities as liaison include: communicating to management, as appropriate, to discuss the results of private discussions among independent directors to resolve conflicts; and being available, as necessary, for consultation and direct communication with major shareholders.

Meetings and Committees of the Board of Directors

         The Board of Directors conducts its business through its meetings and the meetings of its committees. During the year ended December 31, 2003 the Board of Directors held nine (9) meetings. All directors attended more than 75% of the total aggregate meetings of the Board of Directors and committees on which such Board member served during this period.

         A list of the Committees of the Board of Directors and a general description of their respective duties follows.

         Executive Committee. The Executive Committee is scheduled to meet one time each month and as needed, and exercises the powers of the Board of Directors between meetings of the Board. The Executive Committee is presently composed of Marvin N. Schoenhals, Chairman, Charles G. Cheleden, David E. Hollowell, Eugene W. Weaver and R. Ted Weschler. The Executive Committee met twenty-six (26) times during 2003.

         Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee consists of directors who are independent in accordance with the listing requirements of the Nasdaq Stock Market. The purpose of this committee is: (i) to recommend to the Board the corporate governance guidelines and policies applicable to the Company; (ii) to assist the Board by identifying individuals qualified to become Board members, (iii) to recommend to the Board the director nominees for the next annual meeting of stockholders, (iv) to lead the Board in its annual review of the Board's performance, and (v) to recommend to the Board director nominees to each committee. The Committee will also consider nominees recommended by stockholders in accordance with the procedures set forth in the bylaws of the Company. Members of the Corporate Governance and Nominating Committee are Charles G. Cheleden, Chairman, John F. Downey, Linda C. Drake, Thomas P. Preston and Dale E. Wolf. The Corporate Governance and Nominating Committee met three (3) times during 2003. The Corporate Governance and Nominating Committee has adopted a written charter governing the Committee's responsibilities. A copy of the Corporate Governance and Nominating Committee Charter is available on the Company's website at www.wsfsbank.com.

Director Nomination Process. The Company does not currently pay fees to any third party to identify, evaluate or assist in identifying or evaluating potential nominees for the Board of Directors. The Committee's process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company and its wholly-owned subsidiary, Wilmington Savings Fund Society, FSB. Additionally, the Committee will consider persons recommended by stockholders of the Company in selecting the Committee's nominees for election. There is no difference in the manner in which the Committee evaluates persons recommended by directors or officers and persons recommended by stockholders in selecting Board nominees.

To be considered in the Committee's selection of Board nominees, recommendations from stockholders must be received by the Company in writing not less than 60 days nor more than 90 days prior to the anniversary date of the mailing date of the proxy statement for the previous year's annual meeting. Recommendations should identify as to the stockholder giving notice and for each person the stockholder proposes to recommend as a nominee to the Board (1) the name, age, business address and residence address of such person; (2) the principal occupation or employment of such person; (3) the Class and number of shares of the Company's Voting Stock (as defined in the Company's Bylaws) which are beneficially owned by such stockholder on the date of such notice; and (4) any other information required to be included in such notice pursuant to the Company's Bylaws or disclosed in solicitations of proxies with respect to nominees for election of directors set forth in the Securities Exchange Act of 1934.

Persons recommended for consideration as nominees by the Board are subject to the director qualification requirements set forth in Article II, Sections 6 and 7 of the Company's Bylaws, which require that (i) directors must be shareholders of the Company; and (ii) directors must be persons of good character and integrity and must also have been nominated by persons of good character and integrity. The Board also believes potential directors should be knowledgeable about the business activities and market areas in which the Company and its subsidiaries engage.

Stockholder Communications. The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. In addition, Directors are accessible to shareholders on an informal basis throughout the year and formally at the Annual Meeting. The Board encourages, but does not require, directors to attend the Annual Meeting of Stockholders. All Board members attended the 2003 Annual Meeting of Stockholders.

Audit Committee. The Audit Committee is comprised of directors who are not officers of the Company. The Board of Directors has adopted a written charter for the Audit Committee which is attached to this Proxy Statement as Appendix A. The Committee oversees the audit program and reviews the financial statements of the Company and its subsidiaries. It reviews the examination reports of federal regulatory agencies as well as reports of the internal auditors and independent auditors. The Audit Committee meets quarterly with the head of the Audit Department and representatives of the Company's independent auditors, with and without representatives of management present, to review accounting and auditing matters, to review financial statements prior to their public release. They also meet annually to review the Company's risk analysis and associated audit plan. The Board of Directors appoints the independent auditors upon the recommendation of the Audit Committee. Present members of the Audit Committee are John F. Downey, Chairman, Joseph R. Julian, Claibourne D. Smith and Eugene W. Weaver. Each member of the Audit Committee is "independent" as defined in the listing standards of the Nasdaq Stock Market. The Audit Committee met eight (8) times during fiscal year 2003. The Board of Directors has determined that Mr. Weaver, a member of the Company's Audit Committee, is an "Audit Committee Financial Expert" as that term is defined in the Securities Exchange Act of 1934. The Board of Directors has determined that Mr. Weaver is independent as that term is used in item 7(d)(3)(iv)(A) of Schedule 14A of the Securities Act of 1934.

         Personnel and Compensation Committee. The Personnel and Compensation Committee ("Personnel Committee") is comprised of directors who are independent in accordance with the listing standards of the Nasdaq Stock Market. The Personnel Committee reviews and recommends to the Board of Directors, for their approval, the compensation and benefits of the executive officers, broad guidelines for the salary and benefits administration of other officers and Associates, and the compensation of directors. In addition, the Personnel Committee is responsible for the overseeing the administration of the 1986 Stock Option Plan and the 1997 Stock Option Plan (the "Stock Option Plans") and the executive incentive plans, including recommendations to the Board of Directors for awards under such plans. Present members of the Personnel Committee are David E. Hollowell, Chairman, Linda C. Drake, Claibourne D. Smith and R. Ted Weschler. The Personnel Committee met three (3) times during 2003.

Directors' Compensation. During 2003, each non-Associate director received an annual retainer of $9,000 plus 500 shares of the Company's Common Stock and a grant of 1,500 shares under the 1997 Stock Option Plan. Chairpersons of board committees received an additional annual retainer as follows: Personnel and Compensation Committee, $1,500; Audit Committee,

$2,500; Corporate Governance and Nominating Committee, $2,500. Each member of a committee or subsidiary board received $550 for each meeting attended. The Lead Director receives an additional monthly fee of $1,500. Mr. Schoenhals does not receive director fees as Chairman, President and Chief Executive Officer.

EXECUTIVE OFFICERS

         Marvin N. Schoenhals, age 56, has served as President and Chief Executive Officer of the Company since November 1990 and was elected Chairman in October 1992. Mr. Schoenhals was elected to the Board of Directors of the Federal Home Loan Bank of Pittsburgh in 1997 and currently serves as its Chairman. Since 1998 he has served on the Boards of Directors of Brandywine Fund, Inc., Brandywine Blue Fund, Inc. and Brandywine Advisors Fund, Inc. He serves as Chairman of the Delaware State Chamber of Commerce and is a volunteer board member of numerous community-based organizations.

         Karl L. Johnston, age 55, serves as Chief Operating Officer and Chief Lending Officer. Mr. Johnston joined the Bank in May 1997 as Chief Lending Officer. He was appointed Chief Operating Officer in 2001. Mr. Johnston has over 33 years of banking experience in the Bank's local market area. Prior to joining the Bank, Mr. Johnston spent his banking career at the Delaware Trust Company where he was Executive Vice President and Commercial Banking Group executive. When Delaware Trust was merged into CoreStates Bank, he was a Senior Vice President responsible for middle market business relationships for the State of Delaware, Delaware County, Pennsylvania and northern Maryland and Virginia.

         Mark A. Turner, age 40, serves as Chief Operating Officer, Chief Financial Officer and Corporate Secretary. He has served as Chief Financial Officer and Corporate Secretary since May 1998. He was appointed Chief Operating Officer in 2001. Mr. Turner joined the Company in 1996 as Managing Vice President and Controller. From 1994 to 1996 Mr. Turner was Vice President of Finance for the Capital Markets Division of Meridian Bank, and Vice President of Corporate Development for Meridian Bancorp, both in Reading, Pennsylvania. Prior to that, he was a Senior Audit Manager with KPMG LLP in Philadelphia, Pennsylvania.

         Deborah A. Powell, age 47, has served as Executive Vice President and Director of Human Resources since May 2000. From November 1997 to May 2000, Ms Powell was Vice President of Human Resources at Huffy Service First, a national retail services company. From November 1996 to October 1997, she was Human Resources Manager of The Limited-Alliance Data System, a retail call center operation. From 1991 to 1996, she was National Practice Director of Midwest
Resources, Inc., a Human Resources and Organizational Development consulting practice.

         Audit Committee Report

In accordance with rules established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

As part of its ongoing activities, the Audit Committee has:

o Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2003;

o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and
o Received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountants their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

The Audit Committee comprised of Messrs. Downey, Julian, Smith and Weaver has provided this report.

Personnel and Compensation Committee Report on Executive Compensation

         Overview and Philosophy. The Personnel Committee oversees the Company's executive compensation programs. The Personnel Committee's responsibilities include reviewing and making recommendations to the Board of Directors regarding compensation of the Chief Executive Officer and reviewing and approving the compensation paid to other executive officers of the Company (the "Named Executive Officers") listed in the "Summary Compensation Table" that follows this report. The Committee also administers stock option and incentive plans and is responsible for compliance with Rule 16b-3 of the Exchange Act.

         The objective of the compensation program is to establish levels of compensation sufficient to attract and retain highly qualified and motivated executives. The program also seeks to align the interests of the Company's executive management with those of stockholders through the use of both incentive-based compensation for achieving specific performance based criteria and stock-based compensation for building long-term stockholder value.

Compensation Program Elements. The Company's executive compensation program consists of base salaries, a short-term cash incentive plan, a stock option plan and miscellaneous other fringe benefits.

      Base Salary. Base salary levels are determined by the Personnel Committee with reference to corporate and individual performance in relation to strategic goals established each year, competitive market trends and special circumstances particular to the Company's staffing needs. In determining base salaries, the committee refers to data obtained from nationally recognized compensation surveys as well as information from similar-sized banks and thrifts in the Mid-Atlantic region.

      Short-Term Incentive Plan. The Board of Directors approved a Management Incentive Program (MIP) designed to reward the accomplishment of specific corporate and individual performance criteria. For 2003, the corporate performance criteria were: return on assets, return on equity and growth in earnings per share. Plan participants include members of management from certain vice presidents to the Chief Executive Officer. Each year the Personnel Committee establishes a bonus pool based on the level and quality of the Company's earnings as compared to its plan.

      Individual awards are earned for successfully attaining objectives based on the three criteria above, and in completion of specific individual performance criteria. Total awards earned under the MIP during 2003 were approximately $1.4 million and were paid in cash during 2004.

      Stock Options. As a performance incentive, to encourage ownership of Common Stock and to further align the interests of management and stockholders, the Personnel Committee issues stock options under the 1997 Stock Option Plan. Under that Plan, the Personnel Committee issued 91,455 stock options in 2003. The Personnel Committee periodically reviews and awards stock options to management based on factors it deems important; however, the Personnel Committee is not required to issue awards on an annual basis.

Compensation of the Chief Executive Officer. For fiscal year 2003, Mr. Schoenhals earned $384,375 in base salary. Mr. Schoenhals earned $386,250 in bonus for fiscal year 2003 under the MIP that was paid after the end of the fiscal year. In addition, Mr. Schoenhals earned a special bonus of $150,000 as a result of the extraordinary performance of the Company during 2003. These bonuses reflects the Company's achievement of specific financial goals for the 2003 fiscal year as well as the Personnel Committee's assessment of Mr. Schoenhals' contribution to the achievement of those goals. Factors considered by the Personnel Committee in assessing Mr. Schoenhals' contribution included his leadership role in formulating and executing the Company's business strategy. In addition to the foregoing cash compensation, Mr. Schoenhals was awarded options to purchase 12,650 shares of Common Stock under the 1997 Stock Option Plan representing 13.8% of the regular options granted to all Associates during the year.

Compensation Committee Interlocks and Insider Participation. The Company had no "interlocking" relationships existing on or after December 31, 2003 in which (i) any executive officer is a member of the Board of Directors of another financial institution, one of whose executive officers is a member of the Company's Board of directors, or where (ii) any executive officer is a member of the compensation committee of another entity, one of whose executive officers is a member of the Company's Board of Directors. See "Business Relationships and Related Transactions" for information regarding other relationships such persons may have with the Company.

Present members of the Personnel Committee are David E. Hollowell, Chairman, Linda C. Drake, Claibourne D. Smith and R. Ted Weschler, each of whom are directors of the Company.

                       COMPARATIVE STOCK PERFORMANCE GRAPH

The graph and table which follow show the cumulative total return on the Common Stock of the Company over the last five years compared with the cumulative total return of the Dow Jones Total Market Index and the Nasdaq Bank Index over the same period as obtained from Bloomberg L.P. Cumulative total return on the Common Stock or the index equals the total increase in value since December 31, 1998, assuming reinvestment of all dividends paid into the Common Stock or the index, respectively. The graph and table were prepared assuming that $100 was invested on December 31, 1998 in the Common Stock of the Company and in each of the indexes. There can be no assurance that the Company's future stock performance will be the same or similar to the historical stock performance shown in the graph below. The Company neither makes nor endorses any predictions as to stock performance.

                       CUMULATIVE TOTAL SHAREHOLDER RETURN
                  COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                   December 31, 1998 through December 31, 2003

                               [GRAPHIC OMITTED]


                                               Cumulative Total Return
                                   ---------------------------------------------
                                    1998   1999     2000    2001    2002    2003
                                   ---------------------------------------------

WSFS Financial Corporation          $100   $ 76     $ 78    $106    $202    $276

Dow Jones Total Market Index         100    122      109      95      73      93

Nasdaq Bank Index                    100     94      111     124     133     176

                           SUMMARY COMPENSATION TABLE

         The following table sets forth compensation for the years ended December 31, 2003, 2002 and 2001 for the Company's Chief Executive Officer and the three other most highly compensated executive officers of the Company whose salary and bonus earned in 2003 exceeded $100,000 (herein referred to as "Named Executive Officers").

                                                                Long Term
                                                               Compensation
                                                                  Awards
                                                                Securities
Name and                                                        Underlying      All Other
Principal Position           Year      Salary      Bonus (1)   Options (2)     Compensation (3)
------------------           ----      ------      ---------   -----------     ----------------

Marvin N. Schoenhals         2003   $ 384,375      $536,250         12,650         $18,000
Chairman of the Board,       2002     366,250       674,400         16,800          15,614
President and Chief          2001     322,500       175,000         26,300          11,900
Executive Officer

Karl L. Johnston             2003     205,000       198,000          5,350          18,000
Chief Operating Officer      2002     198,333       255,400         20,100          15,614
and Chief Lending Officer    2001     184,583       100,000         42,800          11,900

Mark A. Turner               2003     205,000       270,000          7,700          18,000
Chief Operating Officer,     2002     198,333       334,400         22,900          14,741
Chief Financial Officer      2001     181,307       125,000         21,000          11,900
and Secretary

Deborah A. Powell            2003     147,500        90,000          1,750          18,658
Executive Vice President,    2002     144,167        66,700          4,300          15,261
Director, Human Resources    2001     140,000        44,100          7,700           6,690


(1) For 2002 and 2003, includes special bonuses paid resulting from the extraordinary performance of the Company in each of those years. For each fiscal year, includes bonuses not paid until the following fiscal year under the Company's Management Incentive Program.
(2)  Represents  stock options  granted  under the  Company's  1997 Stock Option
     Plan.
(3) Represents contributions made by the Company to the individual's account in the Company's 401(k) Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning the grant of stock options under the Company's 1997 Stock Option Plan to the Chief Executive Officer and each of the other Named Executive Officers during 2003.

                                                                                                 Potential Realizable
                             Number of        % of Total                                          Value at Assumed
                            Securities          Options                                         Annual Rates of Stock
                            Underlying        Granted to                                          Price Appreciation
                              Options        Associates in     Exercise       Expiration         for Option Term (3)
Name                        Granted (1)       Fiscal Year      Price (2)         Date               5%          10%
----                        -----------       -----------      ---------         ----               --          ---

Marvin N. Schoenhals           12,650            13.8  %         $43.70       12/18/2013         $ 351,262     $886,771

Karl L. Johnston                5,350             5.8             43.70       12/18/2013           148,557      375,037

Mark A. Turner                  7,700             8.4             43.70       12/18/2013           213,812      539,773

Deborah A. Powell               1,750             1.9             43.70       12/18/2013            48,594      122,676


(1) Options vest and become exercisable at the rate of 20% per year beginning one year from grant date, and expire ten years from the grant date. To the extent not already exercisable, the options generally become immediately exercisable in the event of a change in control of the Company, generally defined as the acquisition of beneficial ownership of 25% or more of the Company's voting securities by any person or group of persons. The Company has previously adopted a program permitting the award of a reload option that allows for the additional grant of options under certain circumstances. If the grantee uses cash to exercise options within one year of the options becoming vested, the optionee may, within the discretion of the Stock Option Committee, receive an equivalent number of additional options (at the then current market price). The original shares received upon exercise must be held for two years from the date of receipt for the reload options to vest. The reload options also vest in 20% annual increments. Reload options will not be granted if no shares are available for issuance under the 1997 Stock Option Plan.

(2) In each case, the exercise or base price was no lower than the fair market value of the Common Stock on the date of grant.

(3) The potential realizable dollar value of a grant consists of the product of: (a) the difference between (i) the product of the per share market price at the time of grant and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option) and (ii) the per share exercise price of the option; and (b) the number of securities underlying the grant at fiscal year-end.

                   OPTION EXERCISES AND YEAR-END OPTION VALUE

         The following table sets forth information concerning the exercise of options by the Chief Executive Officer and the other Named Executive Officers during the last fiscal year, as well as the value of such options held by such persons at the end of the fiscal year.


                                                                                                 Value of Securities
                           Shares                           Number of Securities               Underlying Unexercised
                          Acquired        Value            Underlying Unexercised               In-the Money Options
                         On Exercise    Realized         Options at Fiscal Year End            at Fiscal Year End (1)
Name                         (#)           ($)        Exercisable       Unexercisable       Exercisable   Unexercisable
----                         ---           ---        -----------       -------------       -----------   -------------

Marvin N. Schoenhals        130,561    $3,917,292        157,494            138,200          $4,640,714      $3,636,601
Karl L. Johnston                 --            --         63,480             57,570           1,939,433       1,458,609
Mark A. Turner                   --            --         80,284             65,416           2,474,604       1,610,271
Deborah A. Powell             5,820       193,049         12,580             19,450             388,020         501,870


(1) Based on the closing price of $44.85 per share as reported for the Common Stock on the Nasdaq National Market on December 31, 2003 less the exercise price. Options are considered in-the-money if the market value of the underlying securities exceeds their exercise prices.

                                SEVERANCE POLICY

WSFS has a severance policy that provides benefits to its Chief Operating Officers and Executive Vice Presidents (collectively, the "Executives"). The policy provides for payments in the event of being released without cause or change of control.

Release without cause - In the event an Executive is released without cause, a minimum of six months severance and one year of professional level outplacement will be offered. If the former Executive does not find new employment within six months after termination, severance pay would continue for another six months, or until the former Executive found employment, whichever occurs first. If the former Executive finds another job at a lower rate of pay than previously received at WSFS, then WSFS would make up the difference until the second six-month period ends. Health benefits would continue at the Associate rate through the severance period.

Change in control - Benefits would be paid to an Executive released without cause within one year of change in control or if offered a position that is not within 35 miles of their current work-site and at their current WSFS salary and bonus opportunity. The Executive would receive 24 months base salary severance offset by the value arising from the acceleration of stock option vesting triggered by the change in control. The value of the accelerated vesting would account for no more than 12 months of the 24-month minimum commitment. Twelve months of executive level outplacement will be offered and health benefits would continue at the Associate rate through the 24-month period.

In the event an Executive decides to leave WSFS after being offered the same salary and bonus opportunity and the position is within 35 miles of their work location, then the value of the severance benefit will equal at least 12 months base pay. If the value of the accelerated vesting of stock options is less than 12 months of base pay, then severance pay will be added to the value of the accelerated options to equal 12 months of base pay. No additional severance will be paid if the value of accelerated options is greater than, or equal to, 12 months of base pay. Six months of professional level outplacement will be offered and health benefits would continue at the Associate rate through the 12-month period.

Based on salary levels at December 31, 2003, the maximum benefit that would be received by each Executive under the WSFS severance policy, exclusive of health benefit and executive outplacement costs, would be as follows: Mr. Johnston $412,000, Mr. Turner $412,000 and Ms Powell $296,000.

                 BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

         During 2003 Thomas P. Preston was a partner with the law firm of Blank Rome, LLP. The law firm represented the Company and its affiliates in certain matters during fiscal year 2003. The Company expects Mr. Preston to continue such representation in fiscal year 2004.

         Certain directors and executive officers of the Company and their associates were customers of, and had transactions with, the Company and the Bank in the ordinary course of business during fiscal year 2003. Similar transactions may be expected to take place with the Company and the Bank in the future. Loans and commitments included in such transactions were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility, nor did such loans present other unfavorable features to the Company. Loans and commitments to directors and executive officers of the Company by the Bank are subject to limitations and restrictions under Federal banking laws and regulations with which the Bank believes it has complied in all material respects.

                  PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT
                             OF INDEPENDENT AUDITORS

         The Board of Directors of the Company, upon recommendation of the Audit Committee, has re-appointed, subject to stockholder ratification, KPMG LLP, as independent auditors of the Company for the year ending December 31, 2004. KPMG LLP has served as the Company's independent auditors since 1994. A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

         Principal Accounting Firm Fees

                  Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual consolidated financial statements and for the review of the consolidated financial statements included in the Company's quarterly reports on Form 10Q for the fiscal years ended December 31, 2003 and 2002 were $233,000 and $387,000, respectively. These fees also included the audit of the Company's former subsidiary, Wilmington Finance, Inc.

                  Audit Related Fees. The aggregate fees billed by KPMG LLP for assurance and related services primarily related to the audit of the financial statements, the review of the quarterly financial statements and due diligence activities on proposed transaction for the years ended December 31, 2003 and 2002 were $55,000 and $32,000, respectively.

                  Tax Fees. The aggregate fees billed by KPMG LLP for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2003 and 2002 were $50,000 and $191,000, respectively.

                  All Other Fees. The aggregate fees billed by KPMG LLP for professional services rendered for services or products other than those listed under the captions "Audit Fees," "Audit-Related Fees," and "Tax Fees" for the years ended December 31, 2003 and 2002, were $11,000 and $39,000, respectively, and consisted of services related to a reverse mortgage matter and the review of financials in connection with the sale of a non-wholly owned subsidiary.

                  The Audit Committee has determined that the non-audit services performed by its principal accountants during 2003 were compatible with maintaining the principal accountants' independence.

         It is the Audit Committee's policy to pre-approve all audit and non-audit services prior to the engagement of the Company's independent auditor to perform any service. Under certain circumstances, management is authorized to spend up to 5% of the total audit fees as approved by the Audit Committee in the Engagement Letter without obtaining any additional approval. These additional fees are reported to the Audit Committee on a timely basis. Additional audit fees ranging from 5% to 10% of the total audit fees as approved by the Audit Committee in the Engagement Letter require the pre-approval of the Chairman of the Audit Committee. These additional fees are reported to the other Committee members on a timely basis. Additional audit fees which exceed 10% of the total audit fees as approved by the Audit Committee in the Engagement Letter require the pre-approval of the full Audit Committee.

         No services were approved pursuant to the de minimus exception of the Sarbanes-Oxley Act of 2002. All of the services listed above for 2003 were approved by the Audit Committee prior to the service being rendered.

         KPMG LLP has advised the Company that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

          The Board of Directors Recommends Voting "FOR" Proposal Two.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to regulations promulgated under the Exchange Act, the Company's officers and directors and all persons who beneficially own more than ten percent of the Common Stock ("Reporting Persons") are required to file reports with the SEC detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations from the Reporting Persons that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 2003 the Reporting Persons, with the exception of one untimely filing on Form 4 by each of Mr. Cheleden and Mr. Schoenhals, have complied with such reporting requirements.


                        ADVANCE NOTICE OF CERTAIN MATTERS
                      TO BE CONSIDERED AT AN ANNUAL MEETING

         The bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before the Annual Meeting. In order for a stockholder to properly bring business before the Annual Meeting or to propose a nominee to the Board of Directors, the stockholder must give written notice to the Secretary of the Company not less than sixty nor more than ninety days prior to the anniversary date of the mailing date of the Company's proxy statement for the immediately preceding Annual Meeting. The notice must include the stockholder's name and address as they appear on the records of the Company, number of shares beneficially owned by the stockholder, a brief description of the proposed business, the reasons for bringing the business before the Annual Meeting and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must also be provided.


                  STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

         It is anticipated that the proxy statement and form of proxy for the 2005 Annual Meeting of Stockholders will be mailed during March of 2005. Stockholder proposals intended to be presented at the 2005 annual meeting of stockholders of WSFS Financial Corporation must be received by November 22, 2004, to be considered for inclusion in the proxy statement and form of proxy relating to such meeting and should be addressed to the Secretary at the Company's principal office.


                             ADDITIONAL INFORMATION

         No matters other than those set forth in the Notice of Meeting accompanying this Proxy Statement are expected to be presented to stockholders for action at the Annual Meeting other than matters incident to the conduct of the Annual Meeting. However, if other matters are presented which are proper subjects for action by stockholders, and which may properly come before the meeting, it is the intention of those named in the accompanying proxy to vote such proxy in accordance with the determination of a majority of the Board of Directors upon such matters.

                                  MISCELLANEOUS

         The expenses of the solicitation of the proxies, including the cost of preparing and distributing the Company's proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees or fiduciaries in forwarding such documents to beneficial owners, will be paid by the Company. In addition to the mailing of the proxy materials, solicitation may be made in person or by telephone, telegraph or other modes of electronic communication by the Company. The Company's directors and management will receive no compensation for their proxy solicitation services other than their regular salaries and overtime, if applicable, but may be reimbursed for out-of-pocket expenses.


             ANNUAL REPORT, FINANCIAL STATEMENTS AND CODE OF ETHICS

         The Company's Annual Report for the fiscal year ended December 31, 2003, including financial statements prepared in conformity with generally accepted accounting principles, accompanies this Proxy Statement. Such Annual Report is not part of the Company's proxy materials. A copy of the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2003 (without exhibits) as filed with the SEC will be furnished without charge to stockholders as of the Record Date upon written request to: Investor Relations Department, WSFS Financial Corporation, 838 Market Street, Wilmington, Delaware, 19801.

         The Company has also adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A free copy of the Code of Ethics may be obtained upon request by writing to: Investor Relations Department, WSFS Financial Corporation, 838 Market Street, Wilmington, Delaware 19801.

                                                                      APPENDIX A

                         WSFS FINANCIAL CORPORATION
                             AUDIT COMMITTEE CHARTER

WSFS Financial Corporation has created a Committee of the Board of Directors to be known as the AUDIT COMMITTEE with its goals and objectives, composition, term of office, and duties and responsibilities as follows:

GOALS AND OBJECTIVES
--------------------
The primary goal of the Committee will be to assist the Board of Directors in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices of the holding company, WSFS, and all related subsidiaries. In addition, the Committee will:

o Oversee and appraise the quality of the audit effort of the Company's Internal Audit function and that of its independent auditors;

o Maintain, by scheduling regular meetings, open lines of communication among the Board, internal auditors, and the independent accountants to exchange views and information as well as confirm their respective authority and responsibilities; and

o Determine the adequacy of the Company's administrative, operating, and internal accounting controls and evaluate adherence.

COMPOSITION
-----------
The Board of Directors shall annually elect the membership of the Audit Committee, upon the recommendation of the Chairman, which will be comprised of a minimum of three outside directors, each of whom will be independent of senior management and operating executives of the holding company, WSFS, and all related subsidiaries, and free from any relationships which might in the opinion of the Board of Directors be construed as a conflict of interest. One of the members shall be elected chairperson of the Committee by the members of the Committee.

o Each member of the Audit Committee must be "Independent". An Audit Committee member is not allowed to accept any consulting, advisory or other compensatory fee, either directly or indirectly, from the company or an affiliate of the company, other than in the member's capacity generally as a director, including as a member of any Board committee.

o The Audit Committee must have at least one member, who is considered a "financial expert" as defined by the SEC or appropriate regulatory agency. The company will make the required public disclosures regarding the "financial expert".

TERM OF MEMBERSHIP
------------------
Each member of the Committee shall serve a term of one continuous year after election. The chairperson shall be elected annually by the members of the Committee, and no chairperson shall

                                       A1
serve more than three consecutive years as chairperson of the Audit Committee. Exceptions to the above noted terms will require a formal approval process by the Board of Directors.

MEETINGS
--------
The Committee will hold at least eight regular meetings each year. Four meetings will be held to review the Corporation's earnings and financial statements prior to their release to the public. Four additional meetings will be held to review the reports of the Internal Audit and Loan Review Departments, as well as other auditing or loan review matters.

A meeting quorum requires that three Committee members be present at the meeting. Items requiring the approval of the Committee will require a majority vote by the Committee.

DUTIES AND RESPONSIBILITIES
---------------------------
The Committee will hold its regular meetings each year, and such additional meetings as the Chairperson of the Committee shall require in order to meet the following duties:

     o Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements;

     o Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements;

     o Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

     o Review with management the Company's quarterly financial statements prior to the release of quarterly earnings;

     o Review and reassess the adequacy of this Charter annually and submit it to the Board for approval;

     o Responsible for the appointment, compensation, retention and oversight of the work of the independent public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other similar services for the company, and each such independent public accounting firm must report directly to the Audit Committee. Recommend to the full Board the appointment of the independent accountant for the coming year;

     o Pre-approve all audit and non-audit services being provided by the independent accountants in accordance with the Audit Committee Pre-Approval Policy (a copy of this policy is attached). The company will make the required public disclosures regarding the pre-approval policies and procedures.

                                       A2

     o    Monitor  the   independence  of  the  public   accounting  firm.  This
          monitoring should include:

          o Prohibiting certain partners on the audit engagement team from providing audit services to the company for more than five or seven consecutive years, depending on the partner's involvement in the audit;

          o Prohibiting an accounting firm from auditing the company's financial statements if certain members of senior management (i.e., CEO, CFO, Controller, etc.) of the company had been members of the accounting firm's audit engagement team within the one-year period preceding the commencement of audit procedures; and

     o Reviewing that an audit partner's receipt of compensation based on the sale of engagements to the Company for services other than audit, review, and attest services would impair the accountant's independence.

     o Ensure that members of the Committee have unrestricted access to the independent accountants (without management present) to review and discuss Corporate financial or other matters at such times and under such circumstances as the Committee may deem necessary or appropriate;

     o Approve the scope of external audit services; review adjustments recommended by the independent public accountant and address disagreements between the independent public accountant and management; review documents required by this part, and meet with independent public accountants (without management present) prior to the filing of reports upon completion of the audit services;

     o Ensure that an external audit is conducted in compliance with statutory requirements;

     o    Review and approve the audit plan of the independent accountants;

     o    Review and approve the audit plan of the Internal Audit Department;

     o Oversee the internal audit function, approve the selection, compensation, and termination of internal auditors; approve the scope of internal audits to assure regular testing of the systems and controls associated with preparing financial reports, complying with laws and regulations, and preventing management from overriding the internal control system or compromising the control environment.

     o Evaluate the effectiveness of both the internal and external audit effort through regular meetings with each respective group;

     o Determine that no management restrictions are being placed upon either the internal or external auditors;

                                       A3

     o Review the adequacy of internal controls and management's handling of identified material inadequacies and reportable conditions in the internal controls over financial reporting and compliance with laws and regulations;

     o Evaluate the adequacy of the Company's internal accounting control system by review of written reports from the internal and external auditors, and monitor management's response and actions to correct any noted deficiencies;

     o Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters, including procedures for the confidential, anonymous submission by Associates of the company of concerns regarding questionable accounting or auditing matters;

     o Ensure compliance with all applicable statutes and regulations setting forth duties, responsibilities and obligations for Audit Committees contained in the FDIC Improvement ACT (FDICIA) of 1991 and the Securities and Exchange Commission (SEC) - Blue Ribbon Committee Recommendations on Improving the Effectiveness of Audit Committees;

     o Ensure that there are no members of the Committee who are not independent as required by applicable regulation;

     o Ensure that members of the Committee have the expertise required by applicable regulation; that the Committee has the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties. The company must provide appropriate funding to pay the independent counsel or advisors, as well as the independent accountants;

     o Review all regulatory reports submitted to the Company and monitor management's response to them;

     o Require periodic reports from management, the independent accountants, and internal auditors on any significant proposed regulatory, accounting, or reporting issue to assess the potential impact upon the Company's financial reporting process;

     o Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor's independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor;

     o Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

     o Review with the independent auditor any management letter provided by the auditor and the Company's response to that letter;

                                       A4

     o Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 (i.e., discovery and reporting of illegal acts) has not been implicated;

     o    Review and approve all significant accounting changes;

     o Review and approve the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

     o Identify and direct any special projects or investigations deemed necessary;

     o Offer to meet with the Chief Financial Officer, the Senior Internal Auditing Executive and the independent auditor in separate executive sessions at any time, upon their request;

     o Shall maintain minutes and other relevant records of their meetings and activities. Such minutes shall be made available for review by the FDIC, SEC and the appropriate federal banking agency.

     o Submit minutes of all meetings of the Audit Committee to the Board of Directors of the Corporation.

CERTIFICATIONS
--------------
Management must report to the Audit Committee that the quarterly and annual certifications required by Section 302 and the annual internal control report required by Section 404 (when effective) of the Sarbanes-Oxley Act have been completed, and any material concerns or control deficiencies have been reported to the Committee.

In carrying out their responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order that it be able to react to changing conditions and the environment, and to assure the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is the responsibility of management and the independent auditor to determine that the Company's financial statements are complete and accurate and are in accordance with Generally Accepted Accounting Principles
(GAAP).

                                       A5

           This Proxy is Solicited on Behalf of the Board of Directors

                           WSFS FINANCIAL CORPORATION
                                     for the
                       2004 Annual Meeting of Stockholders

         The undersigned hereby appoints Marvin N. Schoenhals and Mark A. Turner, or either of them, with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of WSFS Financial Corporation, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held on April 22, 2004 at 4:00 p.m., or at any adjournments thereof, as follows:

The Board of Directors recommends a vote FOR all nominees and items listed below.

                                 WITHHOLD AUTHORITY
                                 to vote for all
                       FOR    nominees listed at right         Nominees:

1.   Election of       [ ]             [ ]                  John F. Downey
     Directors                                              Thomas P. Preston
                                                            Marvin N. Shoenhals
                                                            R. Ted Weschler


                                                     Each for a three year term
                                                     expiring 2007

(To withhold authority to vote any individual nominee write the nominee's name on the line provided below).



---------------------------------------

2. Ratification of the appointment of KPMG, LLP as independent auditors for the fiscal year ending December 31, 2004.

                                FOR    AGAINST      ABSTAIN

                                [ ]      [ ]         [ ]


     The proxy is revocable and, when properly executed will be voted in the manner directed hereby by the undersigned. If no directions are made, this signed proxy will be voted FOR each of the nominees and the other proposal. The undersigned, by executing and delivering this proxy, revokes the authority given with respect to any earlier dated proxy submitted by the undersigned.

     Unless contrary direction is given, the right is reserved in the sole discretion of the Board of Directors to distribute votes among some or all of the above nominees in a manner other than equally so as to elect as directors the maximum possible number of such nominees.

     In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, a Proxy Statement and Annual Report of WSFS Financial Corporation.

                  Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are acting. Proxies executed by corporations should be signed by a duly authorized officer.


SIGNATURE(S)                                      Date
            -------------------------                   ------------------



                          PLEASE SIGN, DATE AND RETURN
                      PROMPTLY USING THE ENCLOSED ENVELOPE.